Exhibit 1(a)

JOHNSON & JOHNSON

UNDERWRITING AGREEMENT

STANDARD PROVISIONS (DEBT)

February 11, 2026

From time to time, Johnson & Johnson, a New Jersey corporation (the “Company”), may enter into one or more underwriting agreements (each, an “Underwriting Agreement”) that provide for the sale of designated securities to the several underwriters named therein (the “Underwriters”) arranged by the managers identified therein (the “Managers”). The standard provisions (the “Standard Provisions”) set forth herein may be incorporated by reference in any Underwriting Agreement. The relevant Underwriting Agreement, including any Standard Provisions incorporated therein by reference, is herein referred to as this “Agreement.” Unless otherwise defined herein, terms defined in each Underwriting Agreement are used herein as therein defined.

I.

The Company proposes to issue debt securities (the “Securities”) from time to time pursuant to the provisions of the Indenture dated as of September 15, 1987, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company which succeeded Harris Trust and Savings Bank), as Trustee, as amended, restated, supplemented or otherwise modified from time to time. The Securities may have varying designations, maturities, rates and times of payment of interest, selling prices, redemption provisions, and other terms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus relating to the Securities and will file with, or transmit by means reasonably calculated to result in filing with, the Commission a prospectus supplement pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) specifically relating to the Securities offered pursuant to such prospectus supplement (the “Offered Securities”). “Registration Statement” means the registration statement as amended to the date of the Underwriting Agreement. “Basic Prospectus” means the prospectus included in the Registration Statement. “Prospectus” means the Basic Prospectus together with the final prospectus supplement specifically relating to the Offered Securities (the “Prospectus Supplement”), as filed with, or transmitted by means reasonably calculated to result in filing with, the Commission pursuant to Rule 424(b). “Preliminary prospectus” means a preliminary prospectus supplement specifically relating to the Offered Securities together with the Basic Prospectus. As used herein, “Registration Statement,” “Basic Prospectus,” “Prospectus” and “preliminary prospectus” shall include in each case the material incorporated by reference therein. At or prior to the time identified to the Company by the Underwriters as the time when sales of Offered Securities will be first made as described in the Underwriting Agreement (each a “Time of Sale”), the Company will prepare certain information (collectively, the “Time of Sale Information”), which information will be identified in the Underwriting Agreement for such Offered Securities as constituting part of the Time of Sale Information.

II.

The Company is advised by the Managers that the Underwriters propose to make a public offering of the Offered Securities. The terms of the public offering of the Offered Securities are set forth in the Prospectus. Each Underwriter severally represents to and agrees with the Company that, in addition to compliance with any offering restrictions contained elsewhere in this Agreement, it will not offer, sell or deliver any of the Securities, directly or indirectly, or distribute the Time of Sale Information or the Prospectus or any other offering material relating to the Securities, in or from any jurisdiction, except under circumstances that will result in compliance with all applicable laws and regulations thereof and which will not impose any obligations on the Company except as set forth in this Agreement.

III.

Payment for the Offered Securities shall be made by wire transfer payable to the order of the Company in immediately available funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Managers for the respective accounts of the several Underwriters of the Offered Securities registered in such names and in such denominations as the Managers shall request in writing not less than two full business days prior to the date of the delivery. Herein, such payment for and delivery of the Offered Securities are referred to as the Closing and the time and date thereof as the Closing Date.

IV.

The several obligations of the Underwriters hereunder are subject to the following conditions:

(a)

the Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement, and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(b)

there shall have been no material adverse change in the consolidated financial condition or earnings of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Information and the Prospectus;

(c)

the Managers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer, treasurer or assistant treasurer of the Company, certifying the information in subsections (a) and (b) of this Section IV; such certificate shall also provide that the representations and warranties of the Company contained herein are true and correct as of the Closing Date, and the officer signing such certificate may rely upon the best of his knowledge as to proceedings pending or threatened;

(d)

the Managers shall have received on the Closing Date (i) an opinion and a negative assurance letter of Weil, Gotshal & Manges LLP, counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Managers, and (ii) an opinion of Troutman Pepper Locke LLP, New Jersey counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Managers;

(e)	the Managers shall have received on the Closing Date an opinion and a negative assurance letter of counsel for the Underwriters, dated the Closing Date;

(f)

the Managers shall have received on the date of the Underwriting Agreement and on the Closing Date, a comfort letter dated such date, in substance reasonably satisfactory to the Managers, from PricewaterhouseCoopers LLP, an independent registered public accounting firm; and

(g)

on or after the date of the Underwriting Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934 (the “Exchange Act”) and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

V.

In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

(a)

to furnish to the Managers without charge, one copy of the Registration Statement (as originally filed) and each amendment thereto including in each case exhibits thereto and documents incorporated by reference therein and, during the period mentioned in clause (c) below, as many copies of the Prospectus, each Issuer Free Writing Prospectus (as defined below) (if applicable), any documents incorporated by reference therein and any supplements and amendments thereto as the Managers may reasonably request; the terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Exchange Act, which are deemed to be incorporated by reference in the Prospectus; provided, however, that the requirements of this Section with respect to the Registration Statement (including any amendments thereof) shall be satisfied to the extent that such statements and documents are available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System;

(b)	before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish the Managers a copy of each such proposed amendment or supplement;

(c)

if, during such period after the commencement of the public offering of the Offered Securities as in the opinion of counsel for the Company, after consultation with counsel for the Underwriters, the Prospectus is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales by an Underwriter or dealer, any event shall occur as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, promptly at its own expense, to amend or supplement the Prospectus and to furnish such amendment or supplement to the Underwriters and the dealers, in such quantities as shall be reasonably requested by the Managers, so as to correct such statement or omission or effect such compliance;

(d)

to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request and to pay all reasonable expenses (including reasonable fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Managers may reasonably designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction;

(e)

to make generally available to the Company’s security holders as soon as practicable an earnings statement covering a 12-month period beginning after the date of the Underwriting Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the applicable rules and regulations thereunder;

(f)

during the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any dollar-denominated debt securities of the Company substantially similar to the Offered Securities without the prior written consent of the Managers, provided that this covenant shall terminate promptly if the Closing does not take place by the latest date therefor set forth in the Underwriting Agreement;

(g)	to pay the registration fees for the Offered Securities within the time period required by Rule 456(b)(1)(i) under the Securities Act and in any event prior to the Closing Date;

(h)	to file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Schedule II to the Underwriting Agreement) to the extent required by Rule 433 under the Securities Act;

(i)

if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and promptly prepare and, subject to paragraph (b) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Managers may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law; and

(j)	to retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

VI.

The Company represents and warrants to each Underwriter that (i) each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Information or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents incorporated by reference therein), when such part became effective under the Securities Act (or, with respect to documents incorporated by reference therein, when filed pursuant to the Exchange Act), did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii)

each preliminary prospectus filed pursuant to Rule 424(b) under the Securities Act complied when so filed in all material respects with the Securities Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented will comply, in all material respects with the Securities Act and the applicable rules and regulations thereunder, (v) the Registration Statement and the Prospectus do not contain, and as amended or supplemented will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, and with respect to the Prospectus, in light of the circumstances under which they were made, not misleading, except that these representations and warranties do not apply to statements or omissions in the Registration Statement, any preliminary prospectus or the Prospectus based upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use therein and (vi) the Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.

The Company acknowledges and agrees that the Underwriters named in the Underwriting Agreement are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated by the Underwriting Agreement (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, in each case as and to the extent it deems appropriate in its sole discretion, and such Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by such Underwriters named in the Underwriting Agreement of the Company, the transactions contemplated thereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

The Time of Sale Information, at the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use in such Time of Sale Information.

The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the preliminary prospectus, (iii) the Prospectus, (iv) any other documents listed in the Underwriting Agreement as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Managers (which approval shall not be unreasonably withheld or delayed). Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use in any Issuer Free Writing Prospectus.

The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act at the times specified in the Securities Act in connection with the offering of the Securities.

The Company agrees to indemnify and hold harmless each Underwriter and each person who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (if used within the period set forth in clause (c) of Article V hereof) or any preliminary prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information furnished in writing to the Company by any Underwriter expressly for use therein.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information or the Prospectus.

If any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding as they are incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by the Managers. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, such consent not to be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

If the indemnification provided for in this Article VI is unavailable to an indemnified party under the sixth or seventh paragraphs of this Article VI or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the

Underwriters in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate public offering price of the Offered Securities. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VI were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amounts paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VI, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Article VI are several, in proportion to the respective principal amounts of Offered Securities purchased by each of such Underwriters, and not joint. For purposes of this Article VI, each officer and director of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act will have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act will have the same rights to contribution as the Company.

The indemnity and contribution agreements contained in this Article VI and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or on behalf of any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

VII.

Each Underwriter hereby represents and agrees that

(a)

It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed in the Underwriting Agreement or prepared by the Company to be used in connection with the Offered Securities (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

(b)	Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Schedule II to the Underwriting Agreement without the consent of the Company.

(c)

If any one or more Underwriters shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Underwriter or Underwriters and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Offered Securities set forth opposite their names in the Underwriting Agreement bears to the aggregate principal amount of Offered Securities set forth opposite the name of all the remaining Underwriters) the Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Offered Securities set forth in the Underwriting Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Securities, and if such nondefaulting Underwriters do not purchase all the Offered Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Article VII, the Closing Date shall be postponed for such period, not exceeding seven days, as the Managers shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

VIII.

This Agreement shall be subject to termination in the absolute discretion of the Managers, by notice given to the Company, if prior to the Closing Date (i) there shall have occurred a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Managers, impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the preliminary prospectus relating to the Offered Securities or the Prospectus (exclusive of any amendment or supplement thereto).

IX.

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

The terms which follow, when used in this Article IX, shall have the meanings indicated. “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

X.

If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement except pursuant to subsection (c) of Article VII or Article VIII hereof, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.